EXHIBIT 3(b)

AMENDMENT NO. 4 TO THE

AMENDED AND RESTATED

PRINCIPAL UNDERWRITING AGREEMENT

AMENDMENT NO. 4 TO THE

AMENDED AND RESTATED

PRINCIPAL UNDERWRITING AGREEMENT

Amendment dated May 1, 2008 to the Amended and Restated Principal Underwriting Agreement, dated as of January 25, 2005, by and between Transamerica Capital, Inc. (“TCI”) and Transamerica Financial Life Insurance Company (“TFLIC”) (the “Agreement”).

WHEREAS, Exhibit A of the Agreement is hereby deleted in its entirety and replaced with the attached Exhibit A. Exhibit A has been revised to include a new separate account, Separate Account VA HNY.

NOW, THEREFORE, in consideration of the above premises and of the mutual promises contained herein and the mutual benefits to be derived herefrom, TCI and TFLIC (the “parties”), intending to be legally bound, hereby agree as follows:

1.	Agreement Remains Effective. Unless expressly modified by this Amendment, all terms and conditions contained in the Agreement shall remain in effect accordance with the terms of the Agreement.

2.	Entire Agreement and Modification. This Amendment and the Agreement contain the entire understanding and agreement between the parties hereto and supersede all prior or contemporaneous agreements relative to the subject matter of the Agreement. This Amendment and the Agreement may not be amended, modified, supplemented or changed, in any respect whatsoever, except by a written agreement duly executed by the parties.

IN WITNESS WHEREOF, the parties, by their duly authorized officers, have executed this Amendment on the dates indicated.

TRANSAMERICA CAPITAL, INC.		TRANSAMERICA FINANCIAL LIFE INSURANCE COMPANY

By:		By:
	Rob Frederick		Darin D. Smith

Title:	Executive Vice President and Chief Operating Officer	Title:	Assistant Vice President

Date:		Date:

EXHIBIT A

Variable Annuity Product Separate Accounts

Separate Account VA BNY

Separate Account VA GNY

Separate Account VA HNY

Separate Account VA QNY

Separate Account VA WNY

Separate Account VA YNY

Separate Account VA-5NLNY

Separate Account VA-6NY

Separate Account VA-2LNY

TFLIC Separate Account C

TFLIC Separate Account VNY

TFLIC Series Annuity Account